EXHIBIT 99.2

Western Midstream Announces Acquisition of Brazos Delaware
•Expands WES's natural-gas and crude-oil and NGLs gathering and processing footprint across the core of the Delaware Basin.
•Adds approximately 470,000 dedicated acres and 460 MMcf/d of natural-gas processing capacity, increasing WES’s total Delaware Basin dedicated acres by approximately 49-percent to more than 1.4 million acres and natural-gas processing capacity by approximately 20-percent to approximately 2.750 Bcf/d.
•Diversifies WES’s customer base through long-term, fixed-fee contracts anchored by high-quality, investment grade counterparties with a portfolio-wide weighted average remaining contract life of over nine years.
•Purchase price of $1.6 billion represents an ~8.0x multiple on 2027 estimated EBITDA(1), declining to ~7.5x with the commercialization of available processing capacity and identified synergies.
•Expected to be immediately accretive to estimated 2026 Distributable Cash Flow per unit.
•Transaction consideration consists of 50-percent cash and 50-percent equity, enabling WES to maintain pro forma net leverage of approximately 3.0x throughout 2026.
HOUSTON—(PR NEWSWIRE)—May 6, 2026 – Western Midstream Partners, LP (“WES” or the “Partnership”) (NYSE: WES) today announced that it has entered into a definitive agreement pursuant to which WES will acquire all of the outstanding equity interests of Brazos Delaware II, LLC (“Brazos”), in a transaction valued at approximately $1.6 billion. Under the terms of the agreement, WES will pay approximately $800 million in cash and issue approximately $800 million in WES common units at closing. The transaction is subject to customary closing conditions and regulatory approvals and is expected to close late in the second quarter of 2026.
Brazos is one of the largest privately held gathering and processing platforms in the Texas Delaware Basin, with natural-gas and crude-oil assets spanning Reeves, Ward, Pecos, Winkler, Culberson, and Loving counties. Brazos’s assets include approximately 900 miles of pipeline, 460 MMcf/d of nameplate natural-gas processing capacity at the Comanche processing complex, and approximately 470,000 dedicated acres under long-term, fixed-fee contracts with a weighted average remaining contract life of more than nine years. The Brazos business, which processed an average of 336 MMcf/d of natural gas and 25 MBbls/d of crude oil in full-year 2025, is supported by a diversified portfolio of investment grade and private-equity backed Permian Basin focused producers. Nearly all drilling locations on acreage dedicated to Brazos are within two miles of the low-pressure infrastructure, limiting future growth capital needs and increasing Free Cash Flow generation.
CEO COMMENTARY
“We are very pleased to announce the acquisition of Brazos – a highly complementary and strategically compelling bolt-on addition to our existing Delaware Basin platform,” commented Oscar K. Brown, President and Chief Executive Officer of WES. “The Brazos acquisition is in line with WES’s M&A philosophy of making accretive, strategic acquisitions that enhance the value of WES’s existing asset base, provide a diverse set of high-quality customers, and generate strong Free Cash Flow, all while protecting our investment grade credit ratings. More than 60-percent of WES’s 2026 Adjusted EBITDA is expected to be generated from the Delaware Basin, and that proportion will only grow as the Brazos transaction is closed and integrated, and our organic growth projects, including the Pathfinder Pipeline and North Loving II, come online in the first and second quarters of 2027, respectively.”
“Now that the Aris integration is complete, the combination of the Brazos and WES systems creates an even more integrated Delaware Basin network that is better positioned to compete for new business, provide enhanced flow assurance for our customers, and deliver incremental operational efficiencies across a broader footprint. With approximately 3,500 identified drilling locations at $65 per barrel, WES has line of sight to decades of new throughput. The addition of the Comanche processing complex also further strengthens our position as one of the largest natural-gas processors in the basin and provides meaningful capacity to support anticipated throughput growth from the Woodford and other high-return formations on the dedicated acreage.”
“The Brazos acquisition is consistent with our disciplined approach to capital deployment, and our strong balance sheet and significant liquidity position has enabled us to take advantage of strategic M&A opportunities when they arise. Additionally, Brazos’s strong Free Cash Flow conversion will support our goal of increasing distribution coverage while still delivering mid-to-low single digits annual distribution growth and maintaining our peer-leading leverage ratio,” Mr. Brown concluded.
TERMS OF ACQUISITION
Under the terms of the agreement, WES will pay approximately $800 million in cash and issue approximately $800 million in WES common units at closing. WES expects to maintain pro forma net leverage of approximately 3.0x throughout 2026. For additional details on WES's acquisition of Brazos, please refer to the slide presentation available under the “Events and Presentations” tab at www.westernmidstream.com.
ADVISORS
Greenhill, a Mizuho affiliate, served as financial advisor and Troutman Pepper Locke LLP served as legal advisor to WES. Jefferies LLC served as financial advisor and Vinson & Elkins LLP served as legal advisor to Brazos.
ABOUT BRAZOS MIDSTREAM
Headquartered in Fort Worth, Texas, the Brazos Midstream entities (“Brazos Midstream”) collectively represent the largest privately held midstream platform in the Permian Basin. On a combined basis, including both Brazos and Brazos Midland, Brazos Midstream’s critical hydrocarbon infrastructure totals approximately 1,200 miles of natural-gas, natural-gas liquids and crude-oil gathering pipelines spanning the most prolific producing counties in the Midland and Delaware Basins; approximately 1.0 Bcf/d of total Permian-based processing capacity with expansion projects underway to expand to approximately 1.3 Bcf/d by year-end 2026; and 75,000 barrels of crude oil storage.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering, transporting, recycling, treating, and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells residue, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity-price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
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(1) This is a non-GAAP financial measure. Forecasted EBITDA is based on WES's projections for the business to be acquired. Forecasted EBITDA is not presented as an alternative to the nearest GAAP financial measure, net income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We are unable to present the most directly comparable GAAP measure or a reconciliation of forecasted EBITDA to net income because certain elements of net income, including interest, depreciation and taxes, are not available without unreasonable effort.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to close and realize the expected benefits from the Brazos acquisition; meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets and integrate the Brazos assets into our portfolio; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements, except as required by applicable law.
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Source: Western Midstream Partners, LP
WESTERN MIDSTREAM CONTACTS
Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523
Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523
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